[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                                     EXHIBIT 5.1


                                   May 3, 2002



Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215



     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 260,583 common shares of beneficial interest, $.01 par value per share (the "Shares"), of the Company (the "Common Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company on or about the date hereof with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company to the selling shareholder named in the Registration Statement upon exchange of 260,583 units (the "OP Units") of limited partnership interest in Glimcher Properties Limited Partnership, a Delaware limited partnership (the "OP"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. The Limited Partnership Agreement of the OP, dated as of November 30, 1993, by and among Glimcher Properties Corporation, a Delaware corporation, the Company and the other parties named therein, as amended (the "OP Agreement"), certified as of the date hereof by an officer of the Company;

     6. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the authorization of the registration and issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

     7. A certificate executed by an officer of the Company, dated as of the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized and (assuming that the sum of (a) any Common Shares issued between the date hereof and the date on which any of the Shares are actually issued (not including any of the Shares) and (b) the Shares will not exceed the total number of Common Shares that the Company is then authorized to issue) when and if delivered upon exchange of the OP Units in accordance with the Resolutions, the OP Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP